Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: October 12, 2006

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. REPORTS FOURTH QUARTER UNAUDITED RESULTS

Denver, Colorado – October 12, 2006 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (the “Company”) today announced results of operations for the fourth quarter of its 2006 fiscal year. The Company reported net income of $204,000 for the fourth quarter of its fiscal year ended June 30, 2006, or $0.08 per share, as compared with net income of $587,000, or $0.23 per share, in the fourth quarter of the previous fiscal year.

For the quarter ended June 30, 2006, net sales increased by 12%, or $850,000, to $7,866,000 from $7,016,000 in the same period in the prior fiscal year. Gross profit decreased by 10%, or $259,000, to $2,233,000 from $2,492,000, and other operating costs increased approximately 19%, or $382,000, from $1,973,000 in the comparable prior year period to $2,355,000.

The comparative increase in net sales, decrease in gross profit and increase in other operating costs generally relate to the consolidation of the operations of Reserve Apparel Group LLC (“Reserve Apparel”) with the operations of Sport Haley in our 2006 year. As previously reported, Reserve Apparel was formed in November 2005 in order that we may introduce Top-Flite® branded apparel in Wal-Mart stores. The numerous problems we encountered during the introduction of Top-Flite® branded apparel within Wal-Mart stores, including poor performance of third party suppliers, extraordinary shipping charges and markdown money due to Wal-Mart, as a result of the delivery delays and poor sell-through, caused Reserve Apparel to perform at a level significantly below our expectations. As of June 30, 2006, we moved substantially all of Reserve Apparel’s operations to our Denver, Colorado facility. Before moving the operations to Denver, the product development, sourcing, logistics and sales invoicing operations of Reserve Apparel had been performed in Toronto, Ontario, Canada by employees of the minority interest owner. As previously reported, in September 2006, Sport Haley purchased the minority interest in Reserve Apparel, and has owned a 100% interest in Reserve Apparel since that time. By consolidating the operations of Reserve Apparel into our Denver facility, purchasing the minority interest and utilizing suppliers other than those which caused repeated production delays during fiscal 2006, Reserve Apparel’s production and operations processes should be greatly improved, and we expect to achieve more reasonable margins on sales of Top-Flite® branded apparel in future periods.

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As previously reported in September 2006, Wal-Mart informed us that they do not intend to continue purchasing Top-Flite® branded apparel into the near future. “The discontinuance of Top-Flite® golf apparel in Wal-Mart stores allows us to refocus the direction that we envision for the Top-Flite® brand,” stated Donald W. Jewell, Chief Executive Officer. “We recently developed a new limited line of apparel that was marketed specifically to Wal-Mart, which we believe greatly improved the style and quality of the Top-Flite® garments from those that we sold to Wal-Mart through fiscal 2006. While we continue to believe that Top-Flite® apparel could have produced mutually successful results had Wal-Mart continued to purchase it from us, we believe that the style and quality of products that we could offer under the Top-Flite® brand were restricted by the limits imposed by Wal-Mart for golf apparel within their stores and that we can readily expand the Top-Flite® apparel line to suit a number of other markets, which we have recently begun to explore.”

Commenting on the results of operations, Mr. Jewell continued, “Nevertheless, we’re encouraged with the results of our fourth quarter. Our fashion apparel segment produced income from operations of $245,000 for our fourth quarter in fiscal 2006. Our Sport Haley® and Ben Hogan® collections continue to be well-accepted within the fashion golf apparel market, as noted by our customers, which have complemented us on the fashion designs, superior product quality, good sell-through in their shops and our premium customer service with regard to our shipping on time as well as our personable employees. We’ve all worked extremely hard over the last year to raise the image of our Company and our brands and to further refine our operations to properly position the Company to ensure our long-term financial success.”

“Going forward, we intend to continue in our efforts to further improve our operations,” continued Mr. Jewell. “Our plans include focusing our efforts on growing our core business of fashion apparel, implementing additional efficiencies to decrease our operating costs and establishing one or two new major customers for our newly designed Top-Flite® branded apparel. We believe that the results we achieved for the fourth quarter of fiscal 2006 are indicative that the improvements we implemented during the last fiscal year are beginning to produce positive results.”

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Reserve Apparel Group LLC designs, purchases, contracts for the manufacture of, markets and distributes branded golf apparel and outerwear under the Top-Flite® label.

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Ben Hogan® fashion apparel and Top-Flite® branded apparel are distributed pursuant to a licensing agreement with Callaway Golf Company.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may”, “will”, “expect”, “anticipate”, “continue”, “estimate”, “project”, “intend”, “believe”, “appear”, “ensure” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of the Company’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. The Company’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: our ability to control costs and expenses; our ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate our chosen distribution channels; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as our Ben Hogan® and Top-Flite® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing and monitoring controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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SPORT-HALEY, INC.

Unaudited Financial Information

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2006	2005	2006	2005
Statements of Income Data (2006 Consolidated)
Net sales	$7,866,000	$7,016,000	$20,962,000	$22,041,000
Gross profit	2,233,000	2,492,000	6,912,000	6,352,000
Other operating costs	2,355,000	1,973,000	8,017,000	9,833,000
Income (loss) from operations	(122,000)	519,000	(1,105,000)	(3,481,000)
Net income (loss)	204,000	587,000	(415,000)	(3,281,000)
Basic earnings (loss) per common share	$0.08	$0.23	$(0.15)	$(1.29)
Basic average weighted shares outstanding	2,770,000	2,564,000	2,749,000	2,548,000

	June 30,
	2006	2005
Balance Sheets Data (2006 Consolidated)
Current assets	$17,411,000	$16,565,000
Total assets	18,027,000	17,490,000
Current liabilities	2,956,000	1,751,000
Long-term liabilities	34,000	—
Stockholders’ equity	15,015,000	15,739,000

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